UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

Incannex Healthcare Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Incannex Healthcare Inc.

Rialto South Tower

Level 23, 525 Collins Street

Melbourne VIC 3008
Australia

October 27, 2025

To Our Stockholders:

You are cordially invited to attend the 2025 annual meeting of stockholders of Incannex Healthcare Inc. (the “Annual Meeting”) to be held at 10:00 a.m. Gulf Standard Time, on Thursday, December 18, 2025, in a hybrid format, both virtually via live audio webcast on the Internet by visiting www.meetnow.global/MD59M9U and in-person at Business Hub, Al Fattan Tower, 2nd Floor, Jumeirah Beach Residence, Dubai, UAE.

We believe hosting a hybrid Annual Meeting enables greater stockholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our stockholders, and reduces the cost and environmental impact of our Annual Meeting. You will be able to attend the Annual Meeting, vote and submit your questions during the Annual Meeting by visiting www.meetnow.global/MD59M9U or by attending in-person at Business Hub, Al Fattan Tower, 2nd Floor, Jumeirah Beach Residence, Dubai, UAE.

Details regarding the meeting, the business to be conducted at the meeting, and information about Incannex Healthcare Inc. that you should consider when you vote your shares are described in the accompanying proxy statement.

At the Annual Meeting, we will ask stockholders to (i) elect two directors to serve as Class II directors for three-year terms expiring in 2028; and (ii) ratify the appointment of Grant Thornton Audit Pty Ltd as our independent registered public accounting firm for our fiscal year ending June 30, 2026. Our board of directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Under the Securities and Exchange Commission (the “SEC”) rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to certain of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On October 31, 2025, we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) containing instructions on how to access our proxy statement for our Annual Meeting and our 2025 annual report to stockholders. The Internet Availability Notice also provides instructions on (i) how to vote; (ii) how to access the virtual Annual Meeting; and (iii) how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in the proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the Annual Meeting, whether or not you can attend.

Thank you for your continued support of Incannex Healthcare Inc.

Sincerely,

/s/ Troy Valentine
Troy Valentine
Chairman of the Boad of Directors

Incannex Healthcare Inc.

Rialto South Tower

Level 23, 525 Collins Street

Melbourne VIC 3008

Australia

October 27, 2025

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

TIME: 10:00 a.m. Gulf Standard Time

DATE: December 18, 2025

PLACE: Virtually via live audio webcast on the Internet by visiting www.meetnow.global/MD59M9U and in-person at Business Hub, Al Fattan Tower, 2nd Floor, Jumeirah Beach Residence, Dubai, UAE.

PURPOSES:

1.	To elect two directors to serve as Class II directors for three-year terms expiring in 2028;

2.	To ratify the appointment of Grant Thornton Audit Pty Ltd as our independent registered public accounting firm for the fiscal year ending June 30, 2026; and

3.	To transact such other business that is properly presented at the 2025 annual meeting of stockholders of Incannex Healthcare Inc. (the “Annual Meeting”) and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of Incannex Healthcare Inc.’s common stock at the close of business on October 24, 2025. A list of stockholders of record will be available at the Annual Meeting and, during the ten days prior to the Annual Meeting, at our principal executive offices located at Rialto South Tower Level 23, 525 Collins Street Melbourne VIC 3008 Australia.

All stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, we urge you to vote by following the instructions in the Notice of Internet Availability of Proxy Materials that you previously received and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Joseph Swan
Joseph Swan
Secretary

i

Incannex Healthcare Inc.

Rialto South Tower

Level 23, 525 Collins Street

Melbourne VIC 3008

Australia

October 27, 2025

PROXY STATEMENT FOR INCANNEX HEALTHCARE INC.
2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 18, 2025

This proxy statement, along with the accompanying Notice of 2025 Annual Meeting of Stockholders contains information about the 2025 annual meeting of stockholders of Incannex Healthcare Inc. (the “Annual Meeting”), including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting in a hybrid format, both virtually via live audio webcast on the Internet by visiting www.meetnow.global/MD59M9U and in-person at Business Hub, Al Fattan Tower, 2nd Floor, Jumeirah Beach Residence, Dubai, UAE.

In this proxy statement, we refer to Incannex Healthcare Inc. as “Incannex,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our board of directors for use at the Annual Meeting.

On or about October 31, 2025, we intend to begin sending to our stockholders the Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement for our Annual Meeting and our 2025 annual report to stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON DECEMBER 18, 2025

This proxy statement, the Notice of 2025 Annual Meeting of Stockholders, our form of proxy card and our 2025 annual report to stockholders are available for viewing, printing and downloading at www.envisionreports.com/IXHL. To view these materials please have your 16-digit control number available that appears on your Internet Availability Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our annual report on Form 10-K for the fiscal year ended June 30, 2025 (the “Annual Report”), which includes our financial statements for the fiscal year ended June 30, 2025, on the website of the SEC at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at www.incannex.com. You may also obtain a printed copy of our Annual Report, including our financial statements, free of charge, from us by sending a written request to:

Incannex Healthcare Inc.,

Attn: Investor Relations,

Rialto South Tower

Level 23, 525 Collins Street

Melbourne VIC 3008Australia.

Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

Our board of directors is soliciting your proxy to vote at the Annual Meeting to be held in a hybrid format, both virtually via live audio webcast on the Internet by visiting www.meetnow.global/MD59M9U, inputting your 16-digit control number printed on your proxy card and by following the instructions on the website, and in-person at Business Hub, Al Fattan Tower, 2nd Floor, Jumeirah Beach Residence, Dubai, UAE on Thursday, December 18, 2025, at 10:00 a.m. Gulf Standard Time (“GST”), and any adjournments or postponements of the meeting. This proxy statement, along with the accompanying Notice of 2025 Annual Meeting, summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of 2025 Annual Meeting, the proxy card and a copy of the Annual Report, because you owned shares of our common stock on October 24, 2025 (the “Record Date”). We intend to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Internet Availability Notice, and, if applicable, proxy materials to stockholders on or about October 31, 2025.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received the Internet Availability Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Internet Availability Notice. Instead, the Internet Availability Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Why Are You Holding a Virtual Annual Meeting?

This year’s Annual Meeting will be held in a hybrid format, both virtually via live audio webcast on the Internet and in-person at our offices in Dubai. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our board of directors or management, as time permits.

How do I access the Virtual Annual Meeting?

The live audio webcast of the Annual Meeting will begin promptly at 10:00 a.m. GST. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device’s audio system. The virtual Annual Meeting is running the most updated version of the applicable software and plugins. You should ensure you have a strong Internet connection wherever you intend to participate in the Annual Meeting. You should also allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Annual Meeting.

To be admitted to the virtual Annual Meeting, you will need to log-in at www.meetnow.global/MD59M9U using the 16-digit control number found on the proxy card or voting instruction card previously mailed or made available to stockholders entitled to vote at the Annual Meeting.

Will I be able to ask questions and have these questions answered during the Virtual Annual Meeting?

Stockholders may submit questions for the Annual Meeting after logging in. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.meetnow.global/MD59M9U, typing your question into the “Ask a Question” field, and clicking “Submit.” If possible, please submit any questions before the start time of the meeting.

Appropriate questions related to the business of the Annual Meeting will be answered during the Annual Meeting, subject to time constraints.

What Happens if There Are Technical Difficulties During the Annual Meeting?

Beginning 15 minutes prior to, and during, the Annual Meeting, we will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting, voting at the Annual Meeting or submitting questions at the annual meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call 800-522-6645 (toll-free from the United States) or +1 (201) 680-6578 (from other countries).

Who May Vote?

Only stockholders of record on the Record Date, will be entitled to vote at the Annual Meeting. On this Record Date, there were 347,705,507 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

If on the Record Date your shares of our common stock were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record.

If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Internet Availability Notice or, if applicable, our proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote. Our common stock is our only class of stock entitled to vote.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted FOR or WITHHOLD for the nominees for director and whether your shares should be voted FOR, AGAINST or ABSTAIN with respect to the other proposal. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our board of directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting.

If your shares are registered directly in your name through our stock transfer agent, Computershare Trust Company, N.A., or you have stock certificates registered in your name, you may vote:

●	By Internet or by telephone. Follow the instructions included in the Internet Availability Notice or, if you received printed materials, in the proxy card to vote over the Internet or by telephone.

●	By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign and return the proxy card but do not specify how you want your shares voted, they will be voted in accordance with our board of directors’ recommendations as noted below.

●	In person at the Annual Meeting. If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at the conclusion of the meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

How Does the Board of Directors Recommend that I Vote on the Proposals?

Our board of directors recommends that you vote as follows:

☐	“FOR” the election of the nominees for director;

☐	“FOR” the ratification of the appointment of Grant Thornton Audit Pty Ltd (“Grant Thornton”) as our independent registered public accounting firm for our fiscal year ending June 30, 2026; and

If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with the proxy holder’s best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

☐	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

☐	by re-voting by Internet or by telephone as instructed above;

☐	by notifying the Company’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or

☐	by attending the Annual Meeting and voting at the meeting. Attending the Annual Meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the Annual Meeting, either in person or through www.investorvote.com/IXHL, that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What if I Receive More Than One Internet Availability Notice or Proxy Card?

You may receive more than one Internet Availability Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in “street name” and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares only has the authority to vote your unvoted shares on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the Annual Meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Election of Class II Directors	The two nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. With respect to each of the nominees, you may vote either FOR the nominee or WITHHOLD your vote from the nominee. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of at least a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter is required to ratify the appointment of our independent registered public accounting firm. You may either vote FOR, AGAINST or ABSTAIN on this proposal. Abstentions will have the effect of a vote AGAINST on the results of this vote. Brokerage firms do have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. We do not expect there to be any broker non-votes for the ratification of our independent registered public accounting firm because brokers have discretion to vote on the ratification of the appointment of the independent registered public accounting firm and, therefore, if the beneficial owner of shares does not provide the broker with instructions on how to vote, the broker may still vote on this proposal. We are not required to obtain the approval of our stockholders to appoint our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending June 30, 2026, the audit committee of our board of directors will reconsider its selection.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence of the holders of one-third of the voting power of the stock outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

Attending the Annual Meeting

We are pleased to offer two options for the Annual Meeting: (1) via live audio webcast on the Internet or (2) attending in person. The Annual Meeting will be held at 10:00 a.m. GST on December 18, 2025 at Business Hub, Al Fattan Tower, 2nd Floor, Jumeirah Beach Residence, Dubai, UAE. When you arrive at our offices, you will be directed to the appropriate meeting rooms. You will need to bring a photo identification with you to present to security upon arrival at our offices. If you choose to attend virtually, go to www.meetnow.global/MD59M9U shortly before the meeting time, and follow the instructions for attending virtually. You need not attend the Annual Meeting in order to vote.

Householding of Annual Disclosure Documents

Some brokers or other nominee record holders may be sending you a single set of our proxy materials if multiple Incannex stockholders live in your household. This practice, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be “householding” our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

We will promptly deliver a separate copy of our Internet Availability Notice or, if applicable, our proxy materials to you if you write or call our Secretary at: Incannex Healthcare Inc., Rialto South Tower Level 23, 525 Collins Street Melbourne VIC 3008 Australia or +61 409 840 786. If you want to receive your own set of our proxy materials in the future or, if you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address and phone number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save us the cost of producing and mailing these documents by:

●	following the instructions provided on your Internet Availability Notice or proxy card;

●	following the instructions provided when you vote over the Internet; or

●	going to www.envisionreports.com/IXHL and following the instructions provided.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of October 10, 2025 for (a) the executive officers named in the Summary Compensation Table included elsewhere in this proxy statement, (b) each of our directors and director nominees, and (c) all of our current directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of October 10, 2025 pursuant to the exercise of options, warrants, or the vesting of restricted stock units (“RSUs”) to be outstanding for the purpose of computing the percentage ownership of such individual or group, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 347,705,507 shares of common stock outstanding on October 10, 2025.

Unless otherwise indicated, the business address of each of the following individuals is c/o Incannex Healthcare Inc., Rialto South Tower Level 23, 525 Collins Street Melbourne VIC 3008 Australia.

	Shares Beneficially Owned
Directors and Named Executive Officers:	Number	Percent
Joel Latham(1)	1,686,822		*
Troy Valentine(2)	1,084,284		*
Peter Widdows(3)	281,897		*
Dr. George Anastassov(4)	769,721		*
Robert Clark(5)	100,000		*
Joseph Swan(6)	37,862		*
Luigi M. Barbato, M.D. (7)	33,492		*
All directors and executive officers as a group (8 persons) (8)	4,633,627	1.33%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Consists of (i) 1,577,485 shares of common stock, and (ii) 109,337 shares of common stock issuable upon the exercise of options within 60 days of October 10, 2025.
(2)	Includes the following securities held directly by Mr. Valentine: (i) 699,250 shares of common stock, and (ii) 25,286 shares of common stock issuable upon the exercise of warrants within 60 days of October 10, 2025. Also includes the following securities indirectly beneficially owned by Mr. Valentine: (i) Mr. Valentine owns a 50% equity interest in Alignment Capital Pty Ltd, which owns 242,862 shares of our common stock and 8,797 shares of common stock issuable upon the exercise of warrants within 60 days of October 10, 2025, (ii) Mr. Valentine is a director of Tranaj Nominees Pty Ltd, which owns 10,000 shares of our common stock and 6,812 shares of common stock issuable upon the exercise of warrants within 60 days of October 10, 2025, (iii) Mr. Valentine is a director of Valplan Pty Ltd, which owns 30,000 shares of our common stock and 2,000 shares of common stock issuable upon the exercise of warrants within 60 days of October 10, 2025, (iv) Mr. Valentine is a director and the sole shareholder of Cityside Pty Ltd, which owns 44,400 shares of our common stock and 2,960 shares of common stock issuable upon the exercise of warrants within 60 days of October 10, 2025, and (v) Mr. Valentine is the beneficiary of the GFCR Investments Trust managed by Ekirtson Nominees Pty Ltd as trustee, which owns 10,000 shares of our common stock and 1,917 shares of common stock issuable upon the exercise of warrants within 60 days of October 10, 2025.
(3)	Consists of (i) 270,847 shares of common stock and (ii) 11,050 shares of common stock issuable upon the exercise of warrants within 60 days of October 10, 2025.
(4)	Consists of 769,721 shares of common stock.
(5)	Consists of 100,000 shares of common stock.
(6)	Consists of (i) 17,931 shares of common stock, (ii) 3,000 shares of common stock issuable upon the exercise of warrants within 60 days of October 10, 2025 and (iii) 16,931 shares of common stock subject to RSUs that will vest and settle within 60 days of October 10, 2025.
(7)	Consists of 33,492 shares of common stock subject to RSUs that will vest and settle within 60 days of October 10, 2025.
(8)	Includes the shares described in footnotes (1) through (7) and 639,549 shares of common stock held by Prash BV, a company controlled by Lekhram Changoer, the Company’s Chief Technology Officer.

MANAGEMENT AND CORPORATE GOVERNANCE

Our Board of Directors

Our certificate of incorporation, as amended, and amended and restated bylaws provide that our business is to be managed by or under the direction of our board of directors. Our board of directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our board of directors currently consists of five members, classified into three classes as follows: (1) Dr. George Anastassov and Robert Clark constitute a class with a term ending at the Annual Meeting; (2) Joel Latham and Troy Valentine constitute a class with a term ending at the 2026 annual meeting; and (3) Peter Widdows constitutes a class with a term ending at the 2027 annual meeting.

On October 1, 2025, as recommended by the independent members of the board of directors, our board of directors voted to nominate Dr. George Anastassov and Robert Clark for election at the Annual Meeting for a term of three years to serve until the 2028 annual meeting of stockholders, and until their respective successors have been elected and qualified, subject to their earlier death, resignation or removal.

Set forth below are the names of the persons nominated for election as directors and those directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years as of October 10, 2025. Additionally, information about the specific experience, qualifications, attributes or skills that led to our board of directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position with the Company
Joel Latham	36	Chief Executive Officer, President and Director
Troy Valentine	52	Chairperson
Peter Widdows	59	Director
Dr. George Anastassov	61	Director
Robert Clark	65	Director

Joel Latham. Joel Latham has served as Chief Executive Officer, President, and Director of the Company since July 2023. Mr. Latham brings over 20 years of experience across public and private sectors, including nine years with the Incannex group and seven years as its Chief Executive Officer. Under his leadership, Incannex has evolved from an emerging Australian biotech into a Nasdaq-listed clinical-stage pharmaceutical company pioneering innovative combination therapies. Prior to the Company’s re-domiciliation to the United States in November 2023, Mr. Latham served as Chief Executive Officer and Managing Director of Incannex Healthcare Limited (now a subsidiary of the Company), where he was instrumental in driving strategic growth, advancing multiple clinical assets, and successfully overseeing the transition to the Nasdaq Stock Market. Since joining Incannex in 2016 as General Manager, Mr. Latham has led initiatives that strengthened the Company’s R&D pipeline, expanded its global footprint, and enhanced shareholder value. Earlier in his career, he held senior roles with Mars Foods, Tabcorp, and Philip Morris International, gaining deep expertise in corporate strategy, operations, and international market development. The board of directors believes Mr. Latham’s extensive leadership experience, proven track record in life sciences, and strategic vision make him exceptionally well qualified to serve as a director of the Company.

Troy Valentine. Troy Valentine has served as the Chairperson of the board of directors of the Company since November 2023 and was the Chairperson of the Board for Incannex Australia from December 2017 to November 2023. With over 30 years of experience in finance, managerial, and board roles, Mr. Valentine began his career at Hartley Poynton (now Euroz Hartleys Limited) in 1994 before moving to Patersons Securities (now Canaccord Genuity) in 2000, where he became an Associate Director. He is also a director and co-founder of Alignment Capital Pty Ltd, a boutique corporate advisory firm established in 2014. Mr. Valentine holds a Bachelor of Commerce from the University of Western Australia. The board of directors has concluded that Mr. Valentine should serve as a director because of his board and managerial experience and his experience in the life sciences industry.

Peter Widdows. Peter Widdows has served as a Director of the Company since November 2023, following his role as Director at Incannex Australia from March 2018 to November 2023. Mr. Widdows is the current Board Chair and and non-executive director of Youi Insurance, an Australian general Insurance company and the non-executive Chaiman of Sunny Queens Australia, an Australian FMCG company. He has extensive experience in global leadership having served as the Regional Chief Executive Officer for a large part of Asia and Australasia for H. J. Heinz Company, a global food company, from 2008 to 2010, and earlier, the Chief Executive Officer and Managing Director for Heinz Australia from 2002 to 2008. He also held managing director roles in New Zealand and senior Strategic and Finace executive roles at StarKist Foods Inc, a global seafood and petfood company based in Cincinnati, Ohio. He is a Fellow of the Institute of Chartered Accountants in England and Wales, bringing deep expertise across finance, strategy, and operations. The board of directors has concluded that Mr. Widdows should serve as a director because of his financial expertise and global leadership experience.

Dr. George Anastassov. Dr. George Anastassov has been a Director of the Company since November 2023, following his role as Director at Incannex Australia from June 2022 to November 2023. A pioneer in cannabinoid-based therapeutics, Dr. Anastassov co-developed the world’s first cannabinoid-containing chewing gum delivery system. From September 2000 to July 2019, he served as the Director of Sannamad Foundation and Sannamad Pharmaceuticals, a Biotechnology Company he co-founded. He co-founded and served as Managing Director of APIRx Pharmaceuticals LLC (“APIRx”) from 2017 to 2022, playing a pivotal role in the development of Combination Compounds for wide range of medical indications. Previously, he was the Chief Executive Officer and co-founder of AXIM Biotechnologies, Inc. (“AXIM”), a biotechnology research and development company, from 2014 to 2018. Under Dr. Anastassov’s leadership, AXIM was voted as a top 5 growing biotech company by Fox Business News in 2017. Dr. Anastassov holds a BA degree in Fine Arts from The Fine Arts School in Sofia, Bulgaria, a MD degree from Higher Medical Institute, Sofia, Bulgaria, a DDS degree from New York University and a MBA degree from Haslam Business School, the University of Tennessee, Knoxville. Dr. Anastassov is trained as a craniomaxillofacial and base of the skull surgeon and has been on the clinical and academic faculty at Mt. Sinai School of Medicine, New York since July 1997. The board of directors has concluded that Dr. Anastassov should serve as a director because of his significant experience in the development of cannabinoid-based therapies, commercial operations and strategic decision-making.

Robert Clark. Robert Clark has been a Director of the Company since November 2023, having previously held the same position at Incannex Australia from August 2022 to November 2023. He is a seasoned expert in strategic regulatory affairs, boasting over 40 years of extensive regulatory experience in the United States and internationally. Mr. Clark spent more than 20 years at Pfizer Inc. (“Pfizer”), a pharmaceutical and biotechnology company, and over 10 years at Novo Nordisk A/S (“Novo Nordisk”). Since May 2012, he has held the role of Vice President, U.S. Regulatory Affairs at Novo Nordisk Inc. Prior to this, he served as Vice President of Worldwide Regulatory Strategy and U.S. Regulatory Affairs at Pfizer from 1992 to 2012. Mr. Clark holds a MS degree in Pharmacology from New York Medical College. The board of directors has concluded that Mr. Clark should serve as a director because of his extensive regulatory experience in the life sciences industry.

Independence

Our board of directors has reviewed the materiality of any relationship that each of our directors has with the Company, either directly or indirectly. Our board of directors has determined that Robert Clark, Peter Widdows and Dr. George Anastassov are “independent directors” as defined under the Rules of Nasdaq. Our board of directors determined that Robert Clark, Peter Widdows and Dr. George Anastassov, who are members of our audit committee and/or compensation committee, satisfy the independence standards for such committees established by the SEC and the Nasdaq Listing Rules, as applicable. Troy Valentine and Joel Latham are not independent under the applicable rules of the SEC and Nasdaq.

Committees of our Board of Directors and Meetings

Meeting Attendance. During the fiscal year ended June 30, 2025, there were three meetings of our board of directors, and the various committees of our board of directors met one time. No director attended fewer than 75% of the total number of meetings of our board of directors and of committees of our board of directors on which he served during the fiscal year ended June 30, 2025. Our board of directors has adopted a policy under which each member of our board of directors makes every effort to attend each annual meeting of stockholders, absent unusual circumstances. All of our directors attended our in-person 2024 Annual Meeting.

Audit Committee. Our audit committee met one time during the fiscal year ended June 30, 2025. This committee currently has three members, Peter Widdows (Chairperson), Robert Clark and Dr. George Anastassov. Our audit committee’s role and responsibilities are set forth in the audit committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the audit committee reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the audit committee satisfy the current independence standards promulgated by the SEC and by Nasdaq, as such standards apply specifically to members of audit committees. Our board of directors has determined that Mr. Widdows is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K. Please also see the report of the audit committee set forth elsewhere in this proxy statement.

A copy of the audit committee’s written charter is publicly available on our website at www.incannex.com.

Compensation Committee. Our compensation committee did not meet during the fiscal year ended June 30, 2025. This committee currently has two members, Peter Widdows (Chairperson) and Robert Clark. Our compensation committee’s role and responsibilities are set forth in the compensation committee’s written charter and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of our board of directors are carried out and that such policies, practices and procedures contribute to our success. Our compensation committee also administers our 2023 Equity Incentive Plan, as amended (the “2023 Plan”). The compensation committee is responsible for recommending to our full board of directors the compensation of our Chief Executive Officer and will conduct its decision-making process with respect to that issue without the Chief Executive Officer present.

Our compensation committee approves policies relating to compensation and benefits of our officers and employees. The compensation committee approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and approves the compensation of these officers based on such evaluations. The compensation committee also approves the issuance of stock options and other awards under our equity plans. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter.

Our board of directors has determined that each of Mr. Widdows and Mr. Clark is independent under the applicable Nasdaq listing standards and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, a as amended (the “Exchange Act”).

A copy of the compensation committee’s written charter is publicly available on our website at www.incannex.com.

Nominating, Governance and Diversity. We do not currently have a separate standing nominating and corporate governance committee though we intend to form a nominating and corporate governance committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605 of Nasdaq, a majority of the independent directors may recommend a director nominee for selection by the board of directors. In accordance with our Principles of Corporate Governance, our independent directors are responsible for establishing and overseeing processes and procedures for the selection and nomination of directors, for developing and recommending board membership criteria to the board of directors for approval and periodically reviewing these criteria. These membership criteria include leadership experience, financial expertise and industry knowledge. The board of directors believes that the independent directors can satisfactorily carry out these responsibilities without the formation of a standing nominating and corporate governance committee. The board of directors evaluates its composition annually to assess the skills and experience currently represented on the board of directors as a whole, and in individual directors, as well as the skills and experience that the board of directors may find valuable in the future. The board of directors actively seeks to achieve a diversity of occupational and personal backgrounds amongst members of the board of directors, including diversity with respect to demographics such as gender, race, ethnic and national background, geography, age and sexual orientation. The independent directors must review the qualifications of director candidates and incumbent directors in light of criteria approved by the board of directors and recommend candidates to the board of directors for election by the Company’s stockholders at the Annual Meeting. Our Principles of Corporate Governance are publicly available on our website at www.incannex.com.

The independent members of our board of directors will consider stockholder nominations. If a stockholder wishes to propose a candidate for consideration as a nominee for election to our board of directors, it must follow the procedures described in our bylaws and in “Stockholder Proposals and Nominations for Director” at the end of this proxy statement. Any such recommendation should be made in writing to our board of directors, care of our Secretary at our principal office and should be accompanied by the information required by our bylaws, including among other things, the following information concerning each recommending stockholder and the beneficial owner, if any, on whose behalf the nomination is made:

●	all information relating to such person that would be required to be disclosed in a proxy statement;

●	certain biographical and share ownership information about the stockholder and any other proponent, including a description of any derivative transactions in the Company’s securities;

●	a description of certain arrangements and understandings between the proposing stockholder and any beneficial owner and any other person in connection with such stockholder nomination; and

●	a statement whether or not either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of voting shares sufficient to carry the proposal.

The recommendation must also be accompanied by the following information concerning the proposed nominee:

●	a statement that the nominee consents to be named in the registrant’s proxy statement and form of proxy and, if elected, to serve on the registrant’s board of directors;

●	a statement that, to the best of the nominating stockholder’s or group’s knowledge the nominee meets the objective criteria for “independence” applicable to the registrant;

●	certain biographical information concerning the proposed nominee;

●	all information concerning the proposed nominee required to be disclosed in solicitations of proxies for election of directors;

●	certain information about any other security holder of the Company who supports the proposed nominee;

●	a description of all relationships between the proposed nominee the recommending stockholder or any beneficial owner and/or the registrant or any affiliate of the registrant, including any agreements or understandings regarding the nomination; and

●	any additional disclosures relating to stockholder nominees for directors, including completed questionnaires and disclosures as may be required by our bylaws.

Board Leadership Structure and Role in Risk Oversight

Our board of directors is responsible for the control and direction of the Company. At present, the board of directors has elected to separate the positions of Chairperson and Chief Executive Officer. Mr. Latham serves as Chief Executive Officer of the Company and as a member of our board of directors. Mr. Valentine serves as the Chairperson of our board of directors. Our board of directors believes that this structure serves the Company well by maintaining a link between management, through Mr. Latham’s membership on our board of directors, and the non-executive directors led by Mr. Valentine in his role as a non-executive Chairperson.

Our board of directors has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board of directors to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic, cybersecurity and reputational risk.

The audit committee reviews information regarding liquidity and operations as well as oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs have the potential to encourage excessive risk-taking. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board of directors as a whole.

Insider Trading Policy and Prohibition on Hedging

We have an insider trading policy that, among other things, governs the buying and selling of our securities by all of our personnel, including directors, officers, employees and consultants and certain other covered persons. Our policy is designed to prevent violations of insider trading laws and applicable exchange listing standards by our personnel and to avoid even the appearance of improper conduct in this regard by our personnel. The policy prohibits covered persons from purchasing, selling, or otherwise disposing of our securities while in possession of material non-public information (except in limited circumstances, such as pursuant to a previously established trading plan). In addition, the policy prohibits all employees (including executives and directors) from engaging in any transaction in which they may profit from short-term speculative swings in the value of our securities, including any of the following activities: (1) “short sales” (selling borrowed securities that the seller hopes can be purchased at a lower price in the future) of our securities; (2) use of our securities to secure a margin or other loan; (3) transactions in our securities involving straddles, collars or other similar risk reduction or hedging devices; and (4) transactions in publicly traded options relating to our securities (i.e., options that are not granted by us). The policy includes quarterly and other trading blackouts and sets forth the procedures covered persons must follow before transacting in our securities, including pre-clearance by our Corporate Secretary of all transactions by officers, directors, and certain employees, as well as members of their households. A copy of the policy is filed as an exhibit to our Annual Report on Form 10-K for the year ended June 30, 2025 as filed with the SEC. Our board of directors continues to evaluate the necessity of our adoption of policies and procedures regarding the Company’s trading in its own securities and will adopt such policies as it may deem appropriate from time to time.

Stockholder Communications to our Board of Directors

Generally, stockholders who have questions or concerns should contact our Investor Relations team at investors@incannex.com. However, any stockholders who wish to address questions regarding our business directly with our board of directors, or any individual director, should direct his or her questions in writing to the Chairperson of our board of directors at Incannex Healthcare Inc., Rialto South Tower Level 23, 525 Collins Street Melbourne VIC 3008 Australia. Communications will be distributed to our board of directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of our board of directors may be excluded, such as:

●	junk mail and mass mailings;

●	resumes and other forms of job inquiries;

●	surveys; and

●	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, in which case it will be made available to any outside director upon request.

Executive Officers

The following table sets forth certain information as of October 10, 2025 regarding our executive officers. We have employment agreements with each of Joel Latham, Joseph Swan and Dr. Barbato, and a services agreement with Lekhram Changoer. All of our executive officers are at-will employees.

Name	Age	Position
Joel Latham	36	Chief Executive Officer, President and Director
Joseph Swan	34	Chief Financial Officer, Treasurer and Secretary
Lekhram Changoer	59	Chief Technology Officer
Luigi M. Barbato	62	Chief Medical Officer

Joel Latham. See biography above under heading titled “Our Board of Directors.”

Joseph Swan. Joseph Swan has served as our Chief Financial Officer and Secretary since February 2024, where he oversees the Company’s financial strategy, reporting, and regulatory compliance. Previously, he was the Company’s Treasurer and Controller from July 2023 to February 2024, and before that, he served as Head of Finance for Incannex Australia from November 2021 to November 2023. Prior to joining the Company, Mr. Swan held roles as an Audit Supervisor at HLB Mann Judd, an Australian accounting and advisory firm, from May 2020 to November 2021, an internal auditor at INPEX Australia, an energy company, from July 2017 to July 2018, and an analyst at Deloitte Australia, an accounting firm, from February 2015 to June 2017. He is a chartered accountant and holds a degree in commerce, majoring in accounting, from the University of Western Australia.

Lekhram Changoer. Lekhram Changoer has served as our Chief Technology Officer since July 2023, where he oversees the Company’s technology strategy and innovation initiatives. Prior to this, he was the Chief Technology Officer of Incannex Australia from June 2022 to November 2023, following the acquisition of APIRx, a company he co-founded. At APIRx, Mr. Changoer served as the Chief Technology Officer and Director from January 2019 to June 2023, specializing in cannabinoid-based active pharmaceutical ingredients. Before APIRx, he co-founded also other pharmaceutical research and development companies e.g. AXIM, a pharmaceutical research and development company, and served as its Chief Technology Officer from October 2014 to May 2020. Mr. Changoer holds a MSc and BSc Degree from the University of Groningen (NL) and Rijkshogeschool Groningen (NL).

Luigi M. Barbato, M.D. Luigi “Lou” Barbato, M.D. has served as our Chief Medical Officer since October 2024, where he oversees our drug development programs. Prior to joining the Company, Dr. Barbato served as Global Medical Lead for several clinical-stage therapeutic programs addressing neurological disorders at Jazz Pharmaceuticals from May 2023 until October 2024. Prior to joining Jazz, Dr. Barbato served as Global Senior Medical Director at AbbVie from July 2015 until May 2023, and, prior to his service with AbbVie, he held leadership roles at Biogen Idec, Novartis, Stiefel Laboratories (GSK), and Solvay Pharmaceuticals. Dr. Barbato served as a Clinical Assistant Professor of Psychiatry and Behavioral Science at Emory University School of Medicine and has authored or co-authored more than 65 papers and presentations. Dr. Barbato earned his M.D. from St. George’s University School of Medicine and B.S. in Biology at St. Peter’s University.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table shows the total compensation paid or accrued to our named executive officers during the fiscal years ended June 30, 2025 and 2024. All compensation to our named executive officers, with the exception of Dr. Barbato, is paid in Australian dollars and then converted in U.S. dollars for purposes of reporting. Compensation paid or accrued to our named executive officers during the fiscal year ended June 30, 2025 is converted to U.S. dollars for purposes of reporting by applying an exchange rate of $0.655 U.S. dollars per Australian dollar, which represents the spot exchange rate as of June 30, 2025. Our named executive officers consist of (1) our Chief Executive Officer and President, (2) our Chief Financial Officer, and (3) our Chief Medical Officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Joel Latham(2)	2025	656,464	297,689	—	173,586	1,127,739
Chief Executive Officer	2024	595,958	—	5,494,000	126,124	6,216,082

Joseph Swan(3)	2025	150,650	30,130	—	20,413	201,193
Chief Financial Officer	2024	107,940	26,873	117,332	11,862	264,007

Luigi M. Barbato, M.D.(4)	2025	264,063	—	233,104	—	497,167
Chief Medical Officer	2024	—	—	—	—	—

(1)

The amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of the stock awards made to our named executive officers during the applicable fiscal year, calculated in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 12 “Stock-based payments” to our audited consolidated financial statements included the Annual Report. The amounts reported in these columns reflect the accounting cost for the stock awards and do not reflect the actual economic value that will be realized by the individual upon the vesting of the stock awards or the sale of the common stock underlying such awards. The amounts reported in the “Stock Awards” column for 2024 have been updated from the amounts reported in the proxy statement for the 2024 Annual Meeting, to reflect the grant date fair value of the reported awards.

(2)	The amount reported in the “All Other Compensation” column for 2025 includes (i) $95,000 in director fees for Mr. Latham’s service as a member of our board of directors, (ii) a $15,115 contribution to Mr. Latham’s Australian Superannuation fund as required by Australian law, (iii) $50,371 in payments to Mr. Latham in lieu of post-employment benefit contributions and (iv) $13,100 for Mr. Latham’s car allowance. The amount reported in the “All Other Compensation” column for 2024 includes (i) $95,000 in director fees for Mr. Latham’s service as a member of our board of directors, (ii) a $18,012 contribution to Mr. Latham’s Australian Superannuation fund as required by Australian law, and (iii) $13,112 for Mr. Latham’s car allowance.
(3)	The amounts reported in the “All Other Compensation” column for 2024 and 2025 consist of contributions to Mr. Swan’s Australian Superannuation fund as required by Australian law.
(4)	Dr. Barbato was appointed Chief Medical Officer effective October 21, 2024.

Narrative to Summary Compensation Table

Annual Base Salary

The base salaries of our named executive officers are subject to adjustment and generally determined and approved by the compensation committee of our board of directors or, with respect to our Chief Executive Officer, as recommended by the compensation committee of our board of directors, by our board of directors. The fiscal year ended June 30, 2025 base salaries of each of our named executive officers are described under the subsection titled “Employment and Service Agreements with our Named Executive Officers” below.

Non-Equity Incentive Compensation

In addition to base salaries, our named executive officers are eligible to receive annual performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve annual corporate goals and to reward our executives for individual achievement towards these goals. The annual performance-based bonus each named executive officer is eligible to receive is based on the extent to which we achieve the corporate goals that the compensation committee of our board of directors establishes each year and each executive’s individual performance. At the end of the year, the compensation committee of our board of directors reviews our performance against each corporate goal and determines the extent to which we achieved each of our corporate goals and evaluates each individual’s performance.

The corporate goals the compensation committee of our board of directors established for the fiscal year ended June 30, 2025 related to regulatory, clinical and development goals, as well as operational and financing objectives. Bonuses are usually determined at the end of the fiscal year and paid in the first quarter of the following fiscal year.

Equity Incentive Compensation

The 2023 Plan is administered by the Compensation Committee. The Compensation Committee has complete authority to determine which employees, consultants, and/or non-employee directors will be granted Awards under the 2023 Plan.

We expect to make certain future awards under the 2023 Plan to our directors and executive officers. An estimate of the amounts of these future equity awards, in the form of restricted stock (the “Expected Awards”), are set forth in the table below.

Name	Number of Shares Underlying Expected Awards (#)
Joel Latham(1)	22,608,692
Joeseph Swan(2)	869,565
Troy Valentine(3)	11,302,608
Peter Widdows(4)	1,686,956
Dr. George Anastassov(4)	1,686,956
Robert Clark(4)	1,686,956

(1)	5,652,173 shares vest on December 10, 2025, 11,304,346 shares vest on June 30, 2026 and 5,652,173 shares vest on June 30, 2027.
(2)	289,855 shares vest on December 10, 2025, 289,855 shares vest on June 30, 2026 and 289,855 shares vest on June 30, 2027.
(3)	2,825,652 shares vest on December 10, 2025, 5,651,304 shares vest on June 30, 2026 and 2,825,652 shares vest on June 30, 2027.
(4)	421,739 shares vest on December 10, 2025, 843,478 shares vest on June 30, 2026 and 421,739 shares vest on June 30, 2027.

Policies and Practices Related to the Grant of Certain Equity Awards

Our equity awards are granted by the Compensation Committee. The Compensation Committee does not grant equity awards in anticipation of the release of material non-public information. Similarly, we do not time the release of material non-public information based on equity award grant dates.

Employment and Service Agreements with Our Named Executive Officers

We have entered into employment and service agreements with certain of our executive officers, including our named executive officers, which govern the terms of their employment and service with us. Regardless of the manner in which our named executive officers’ employment or service terminates, they are entitled to receive certain accrued amounts previously earned during their term of employment or service, including unpaid salary, reimbursement of expenses owed, and accrued but unpaid paid time off and any continuation of benefits required by applicable law.

Joel Latham

We entered into an employment agreement with Mr. Latham on July 1, 2020. The employment agreement has no fixed term. Each party can terminate at will by giving three months’ notice. However, if the termination is for cause, no notice is required. Pursuant to the terms of the employment agreement, Mr. Latham’s initial annual base salary was US$230,000. Effective July 1, 2023, Mr. Latham’s annual base salary was increased to US$588,000. Effective July 1, 2024, Mr. Latham’s annual base salary was increased to US$666,790. Effective September 10, 2025, Mr. Latham’s annual base salary was increased to US$790,000. Mr. Latham is eligible to receive an annual target bonus at the discretion of our board of directors in an amount up to 50% of his base salary. For the fiscal year ended June 30, 2025, Mr. Latham received a cash bonus of US$297,689 in October 2024. In September 2025, Mr. Latham received a discretionary cash bonus of US$395,000. Mr. Latham’s employment agreement provides that the Company will pay superannuation payments under Australian law. The employment agreement also provides that Mr. Latham will receive US$30,000 per year as fees for his role as director. In June 2023, the board of directors increased Mr. Latham’s director fees to US$95,000 per year. Pursuant to the employment agreement, Mr. Latham was also entitled to a vehicle allowance of up to approximately US$20,000 per year. On September 10, 2025, the Board and Mr. Latham agreed the vehicle allowance would no longer apply.

Joseph Swan

We entered into an employment agreement with Mr. Swan on February 27, 2024. Under the terms of his employment contract, Mr. Swan was entitled to an annual base salary of approximately US$133,148. On September 28, 2025, the Board increased Mr. Swan’s annual base salary to approximately US$180,780. Mr. Swan will also be eligible to receive an annual target bonus of up to 20% of his fixed salary, payable in cash, if certain short-term targets are met and up to a total value of approximately US$129,900 of shares of the Company’s common stock if certain long-term targets are met. In July 2024, Mr. Swan received a cash bonus of US$26,873. In September 2025, Mr. Swan received a cash bonus of US$30,130. On May 6, 2024, Mr. Swan was granted RSUs representing the contingent right to receive up to 50,793 shares of the Company’s common stock. Mr. Swan’s employment contract has no fixed term and can be terminated at will by either party with three months’ notice or immediately for cause by the Company.

Luigi M. Barbato, M.D.

We entered into an employment agreement with Dr. Barbato, effective October 21, 2024. Under the terms of his employment agreement, Dr. Barbato will receive an annual base salary of US$375,000 and was granted RSUs representing the contingent right to receive up to 100,476 shares of the Company’s common stock. Dr. Barbato will also be eligible to receive an annual target bonus of up to 20% of his base salary, payable in cash, if certain short-term targets are met. Dr. Barbato’s employment contract has no fixed term and can be terminated at will by either party with 30 days’ written notice, provided however that the Company may provide payment in lieu of providing such notice.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of June 30, 2025.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Joel Latham	7,500	$3.29	6/30/2025
	7,500	$3.29	6/30/2026
	7,500	$3.29	6/30/2027
	7,500	$3.29	6/30/2026
	7,500	$3.29	6/30/2027
	7,500	$3.29	6/30/2028
	9,334	$17.10	7/1/2025
	9,334	$20.39	7/1/2026
	9,334	$23.02	7/1/2027
	9,334	$17.10	7/1/2026
	9,334	$20.39	7/1/2027
	9,334	$23.02	7/1/2028
	15,833	$16.44	4/30/2026
Joseph Swan	1,000	$17.10	7/1/2025
	1,000	$20.39	7/1/2026
	1,000	$23.02	7/1/2027
				16,931	$3,652
Luigi M. Barbato, M.D.				66,984	$14,448

(1)	The market value of the stock awards is based on the closing price of our common stock of $0.2157 per share on June 30, 2025.

Option Exercises and Stock Vested at Fiscal Year End

The following table shows information regarding exercises of options to purchase our common stock and vesting of stock awards held by each of our named executive officers during the fiscal year ended June 30, 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting		Value Realized on Vesting ($)
Joel Latham	335,000	(1)	72,259
Joseph Swan	16,931	(2)	3,652
Luigi M. Barbato, M.D.	33,492	(3)	7,224

(1)	335,000 shares vested on June 30, 2025 and the value realized is calculated by multiplying the number of vested shares by the closing price of our common stock on Nasdaq on the applicable vesting date.
(2)	16,931 shares vested on June 30, 2025 and the value realized is calculated by multiplying the number of vested shares by the closing price of our common stock on Nasdaq on the applicable vesting date.
(3)	33,492 shares vested on October 21, 2025 and the value realized is calculated by multiplying the number of vested shares by the closing price of our common stock on Nasdaq on the applicable vesting date.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any nonqualified defined contribution plans or other deferred compensation plans.

401(k) Plan

We do not sponsor, nor intend to sponsor in the foreseeable future, the participation of our employees in a plan established under subsection 401(k) of the U.S. Internal Revenue.

Potential Payments upon Termination or Change-In-Control

Regardless of the manner in which our named executive officers’ employment or service terminates, they are entitled to receive certain accrued amounts previously earned during their term of employment or service, including unpaid salary, reimbursement of expenses owed, and accrued but unpaid paid time off and any continuation of benefits required by applicable law.

2023 Equity Incentive Plan

In the event of a “change in control,” as defined in 2023 Plan, then unless otherwise provided in an award agreement, the Committee (as defined below) may, in its sole discretion, make any such adjustments in such manner as it may deem equitable, including any of the following: (i) cancel awards for a cash payment equal to their fair value (as determined in the sole discretion of the Committee), (ii) provide for the issuance of replacement awards on substantially similar terms, (iii) terminate stock options without providing accelerated vesting, (iv) accelerate the exercisability or vesting of any Award (as defined in the 2023 Plan) or (v) take any other action with respect to the awards the Committee deems appropriate. The treatment of awards upon a change in control may vary among participants and types of awards in the Committee’s sole discretion. Awards subject to performance goals may be settled upon a “change in control” of the Company based upon the extent to which the performance goals underlying such awards have been achieved as determined in the sole discretion of the Committee or continue following a “change in control” subject to the same performance goals or adjusted performance goals determined in the sole discretion of the Committee.

Director Compensation

We pay directors’ fees to our directors for their service on our board of directors. We generally provide our non-employee directors with cash and equity compensation for their service on the board of directors. The board of directors is responsible for considering and approving the compensation paid to our non-employee directors, upon recommendation from the compensation committee. We also have a policy of reimbursing all of our non-employee directors for their reasonable out-of-pocket expenses in connection with attending board and committee meetings. The directors’ compensation for their services on the board of directors is periodically reviewed by the compensation committee which may recommend changes to such compensation to the board of directors as the compensation committee determines is appropriate.

The following table sets forth information regarding compensation earned with respect to the fiscal year ended June 30, 2025, by each individual who served as a director during such fiscal year. All compensation for Mr. Latham, Mr. Valentine and Mr. Widdows is paid in Australian dollars and then converted in U.S. dollars for purposes of reporting by applying an exchange rate of $0.655 U.S. dollars per Australian dollar, which represents the spot exchange rate as of June 30, 2025. All compensation for Dr. Anastassov and Mr. Clark is paid in U.S. dollars.

The following table shows the total compensation paid or accrued during the fiscal year ended June 30, 2025 by each of our non-employee directors. Mr. Latham served as our Chief Executive Officer during the fiscal year ended June 30, 2025; as such, his compensation earned as a director is disclosed in the Summary Compensation Table above.

Name	Fees Earned Or Paid in Cash ($)	All Other Compensation ($)(2)	Total ($)
Troy Valentine	312,761	17,701	330,462
Peter Widdows	94,898	12,298	107,196
Dr. George Anastassov	132,000	-	132,000
Robert Clark	75,000	-	75,000

(1)	The amount reported in the “All Other Compensation” represents contributions to the director’s Australian Superannuation fund as required by Australian law.

The following table shows the aggregate number of shares subject to restricted stock held by each of our non-employee directors as of June 30, 2025. Each of the awards described in the following table fully vested on June 30, 2025.

Name	Number of Shares of Restricted Stock Held at Fiscal Year-End
Troy Valentine	167,500
Peter Widdows	25,000
Dr. George Anastassov	25,000
Robert Clark	25,000

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of June 30, 2025.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity Compensation Plans Approved by Security Holders(3)	-	$-	72,241,101
Equity Compensation Plans Not Approved by Security Holders(4)	107,505	$14.42	2,478,702
Total	107,505	$14.42	74,719,803

(1)	This number reflects the stock options and restricted stock awards granted under the 2023 Plan.
(2)	Taking into account all 107,505 outstanding stock options included in this table, the weighted-average exercise price of such stock options is $14.42 and the weighted-average term-to-expiration is 1.70 years.
(3)	Reflects the Plan Amendment (as defined below) approved by our stockholders on May 27, 2025. Pursuant to the Plan Amendment, the 2023 Plan contains an “evergreen provision” which provides that the number of shares authorized for issuance of awards under the 2023 Plan will increase on the first day of each fiscal year of the Company (each, a “Fiscal Year”) beginning with the 2026 Fiscal Year commencing on July 1, 2026 and ending on (and including) the first day of the 2032 Fiscal Year commencing on July 1, 2032, in an amount equal to 5% of the then-outstanding shares of common stock on such dates (each, an “Evergreen Increase”); provided, however, that our board of directors may act to provide that there will be no Evergreen Increase for a Fiscal Year, or that the Evergreen Increase for such Fiscal Year will be a lesser number of shares of common stock.
(4)	Reflects the 2023 Plan prior to the adoption of the Plan Amendment.

2023 Equity Incentive Plan

On November 20, 2023, our board of directors adopted the 2023 Plan. On April 15, 2025, our board of directors approved an amendment to the 2023 Plan (the “Plan Amendment”) to (i) increase the number of shares authorized for the issuance of awards thereunder by 2,700,000 and (ii) to incorporate an evergreen provision to further increase the number of shares reserved for issuance under the 2023 Plan annually. The Plan Amendment was approved by our stockholders on May 27, 2025.

Purpose. The purpose of the 2023 Plan is to provide a means through which we and our affiliates may attract and retain key personnel and to provide a means whereby our and our affiliate’s directors, employees, and consultants (and prospective directors, employees, and consultants) can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may, but need not, be measured by reference to the value of our shares of common stock, thereby strengthening their commitment to the success of the Company and our affiliates and aligning their interests with those of our stockholders.

Eligibility and administration. Employees, consultants, and directors of the Company and its affiliates, as well as prospective employees, consultants, and directors who have accepted offers of employment or consultancy from the Company or its affiliates are eligible to receive one or more types of Awards (as defined below) under the 2023 Plan.

The 2023 Plan is administered by a committee of at least two people as our board of directors may appoint or, if no such committee has been appointed by our board of directors, our board of directors (such committee, the “Committee”). The compensation committee of our board of directors currently serves as the Committee. Currently, Mr. Widdows and Mr. Clark are members of the Committee. The Committee has complete authority to determine which employees, consultants, and/or non-employee directors will be granted Awards under the 2023 Plan. The Committee members must qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act.

Subject to the terms of the 2023 Plan, the Committee has all discretion and authority to administer the 2023 Plan and to control its operation, in accordance with the 2023 Plan’s provisions, including, but not limited to, the power to (a) determine which employees, consultants, and non-employee directors will be granted Awards, (b) prescribe the terms and conditions of the Awards (which need not be the same), (c) interpret the 2023 Plan and the Awards, (d) adopt such procedures and/or subplans deemed necessary or appropriate for the purpose of satisfying applicable international laws or for qualifying for favorable tax treatment under applicable international laws, (e) to institute and determine the terms and conditions of an award exchange program; provided, however, that the Committee shall not implement an award exchange program without the approval of the majority of the Company’s stockholders entitled to vote at any annual or special meeting of Company’s stockholders, and (f) make whatever rules it considers appropriate for the administration and interpretation of the 2023 Plan.

The Committee may delegate any of its authority and powers under the 2023 Plan to one or more officers of the Company. However, the Committee may not delegate its authority and powers with respect to any Awards that are granted to Company’s executive officers or directors who are subject to Section 16(b) of the Exchange Act. All interpretations, determinations and decisions made by the Committee, the board of directors, and any delegate of the Committee will be final and binding on all persons and will be given the maximum possible deference permitted by law.

Limitation on Awards and Shares Available. The maximum number of shares of common stock initially available for issuance under the 2023 Plan was 5,500,000 shares (the “Share Reserve”). In no event shall the maximum aggregate number of shares of common stock that may be issued under the 2023 Plan pursuant to incentive stock options (“ISOs”) exceed the Share Reserve. Pursuant to the Plan Amendment, the Share Reserve was increased to 7,700,00 shares on May 27, 2025 and to 77,241,101 shares on September 30, 2025. The Share Reserve is subject to further adjustment as provided in the 2023 Plan. The 2023 Plan contains an “evergreen provision” which provides that the number of shares authorized for issuance of awards under the 2023 Plan will increase on the first day of each fiscal year of the Company (each, a “Fiscal Year”) beginning with the 2026 Fiscal Year commencing on July 1, 2026 and ending on (and including) the first day of the 2032 Fiscal Year commencing on July 1, 2032, in an amount equal to 5% of the then-outstanding shares of common stock on such dates (each, an “Evergreen Increase”); provided, however, that our board of directors may act to provide that there will be no Evergreen Increase for a Fiscal Year, or that the Evergreen Increase for such Fiscal Year will be a lesser number of shares of common stock.

The maximum number of Shares that may be granted under the 2023 Plan during any single fiscal year to a non-employee director, when taken together with any cash fees paid to such non-employee director during such year in respect of his or her service as a non-employee director (including service as a member or chair of any committee of the board of directors), shall not exceed US$750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (i) the class and maximum number of shares of our common stock reserved for issuance under the 2023 Plan and (ii) the class and maximum number of shares of our common stock that may be issued on the exercise of ISOs.

Awards. The 2023 Plan permits us to grant various types of discretionary equity compensation awards under the 2023 Plan (the “Awards”), including ISOs, nonqualified stock options (“NSOs”), restricted stock, RSUs, stock bonus awards; and performance awards. An individual who has received one or more Awards under the 2023 Plan is referred to in this summary as a “participant.” A brief description of each award type follows.

●	ISOs and NSOs. Stock options provide for the purchase of shares in the future at an exercise price set by the Committee on the grant date. ISOs are stock options that by their terms qualify for, and are intended to qualify for, favorable U.S. federal tax treatment. NSOs are stock options that by their terms either do not qualify for or are not intended to qualify as ISOs. The Company may grant ISOs only to employees of the Company or a subsidiary at the time of grant. The exercise price of each NSO will be determined by the Committee in its discretion but must be at least 100% of the fair market value of the shares on the grant date or otherwise compliant with Section 409A of the Code. The exercise price of an ISO must be at least 100% of the fair market value of the shares on the grant date (or 110% of the fair market value in the case of an ISO issued to a 10% stockholder), except with respect to certain substitute options granted in connection with a corporate transaction. Stock options will not be exercisable after the expiration of 10 years from the date of grant (or 5 years, in the case of an ISO issued to a 10% stockholder).

●	SARs. SARs entitle the participant, upon exercise, to receive an amount equal to the appreciation of the shares subject to the Award between the grant date and the exercise date. The exercise price of a SAR will not be less than 100% of the fair market value of the underlying Share on the grant date (except with respect to certain substitute SARs granted in connection with a corporate transaction). SARs will not be exercisable after the expiration of 10 years from the grant date.

●	Restricted stock and RSUs. Restricted stock is an award of nontransferable shares that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to pay cash or deliver shares in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying RSUs may be deferred under the terms of the Award or at the election of the participant, if the Committee permits such a deferral.

●	Stock bonuses. A stock bonus is the issuance of shares to a participant. The shares issued pursuant to a stock bonus typically are unrestricted, meaning that they are not subject to vesting requirements.

●	Performance awards. Performance awards include any of the foregoing Awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals or other criteria the Committee may determine, which may or may not be objectively determinable. Such performance goals may be based solely by reference to our performance or the performance of a subsidiary, division, business segment or business unit, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies.

Vesting. The Committee may determine the time and conditions under which the Award will vest and may specify partial vesting in one or more vesting tranches, which may be based solely upon continued employment or service for a specified period of time or may be based upon the achievement of specific performance goals established by the Committee in its discretion.

●	For all purposes of the 2023 Plan, “vesting” of an Award shall mean:

●	For an ISO, NSO, or SAR, the time at which the participant has the right to exercise the Award.

●	For restricted stock or RSUs, the time at which all conditions for vesting, as stated in the applicable award agreement or the 2023 Plan, are satisfied.

●	For performance shares, the time at which the participant has satisfied the requirements to receive payment on such performance shares, as stated in the applicable award agreement or the 2023 Plan.

Certain transactions; Adjustments. In the event of (i) any dividend (other than ordinary cash dividends) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, spin-off, split-up, split-off, combination, or other similar corporate transaction or event that affects the Shares, or (ii) unusual or infrequently occurring events affecting the Company, any affiliate, or the financial statements of the Company or any affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case the Committee in its sole discretion may adjust any or all of (A) the number of shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the 2023 Plan and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the exercise price with respect to any Award, or (3) any applicable performance measures.

Treatment of Awards Upon a Change in Control. In the event of a “change-in-control” of the Company (as defined in the 2023 Plan), then unless otherwise provided in an award agreement, the Committee may, in its sole discretion, make any such adjustments in such manner as it may deem equitable, including any of the following: (i) cancel awards for a cash payment equal to their fair value (as determined in the sole discretion of the Committee), (ii) provide for the issuance of replacement awards, (iii) terminate stock options without providing accelerated vesting, (iv) immediately vest the unvested portion of any Award or (v) take any other action with respect to the awards the Committee deems appropriate. The treatment of awards upon a change in control may vary among participants and types of awards in the Committee’s sole discretion. Awards subject to performance goals may settled upon a “change in control” of the Company based upon the extent to which the performance goals underlying such awards have been achieved as determined in the sole discretion of the Committee or continue following a “change in control” subject to the same performance goals or adjusted performance goals determined in the sole discretion of the Committee.

Clawback provisions, transferability, and participant payments. All Awards will be subject to the provisions of any clawback policy implemented by the Company and to the extent set forth in such clawback policy or in the applicable Award agreement. With limited exceptions according to the laws of descent and distribution, Awards under the Amended 2023 Plan are generally nontransferable prior to vesting and are exercisable only by the participant. With regard to tax withholding obligations arising in connection with Awards under the 2023 Plan and exercise price obligations arising in connection with the exercise of stock options under the 2023 Plan, the Committee may, in its discretion, accept cash, wire transfer, or check, shares of our common stock that meet specified conditions (a market sell order) or such other consideration as it deems suitable or any combination of the foregoing.

2023 Plan amendment and termination. The board of directors may amend, suspend, or terminate the 2023 Plan at any time; however, the Company will obtain stockholder approval of any amendment to the 2023 Plan if such approval is necessary to comply with any tax or regulatory requirement applicable to the 2023 Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the shares may be listed or quoted). No amendment, suspension or termination of the 2023 Plan can, without the consent of the participant, materially and adversely affect the rights of any participant under his or her outstanding Award(s). No award may be granted pursuant to the 2023 Plan after the tenth anniversary of the date on which our board of directors adopted the 2023 Plan.

Duration of 2023 Plan. The 2023 Plan will expire by its terms on November 20, 2033.

REPORT OF AUDIT COMMITTEE

The audit committee of the board of directors, which consists entirely of directors who meet the applicable independence and experience requirements of The Nasdaq Stock Market and SEC regulations, has furnished the following report:

The audit committee assists the board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the board of directors, which is available on our website at www.incannex.com. This committee reviews and reassesses its charter annually and recommends any changes to the board of directors for approval. The audit committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Grant Thornton Audit Pty Ltd (“Grant Thornton”), our independent registered public accounting firm. Grant Thornton served as our independent public accounting firm for the fiscal year ended June 30, 2025. In fulfilling its responsibilities for the financial statements for the fiscal year ended June 30, 2025, the audit committee took the following actions:

●	Reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2025 with management and Grant Thornton;

●	Discussed with Grant Thornton the matters required to be discussed in accordance with Auditing Standard No. 1301 — Communications with Audit Committees; and

●	Received written disclosures and the letter from Grant Thornton regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the audit committee concerning independence and the audit committee further discussed with Grant Thornton its independence. The audit committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the audit committee’s review of the audited financial statements and discussions with management, Grant Thornton, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended June 30, 2025 for filing with the SEC.

Members of the Incannex Healthcare Inc. Audit Committee

Peter Widdows (Chairperson)
Robert Clark
Dr. George Anastassov

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

There were no related person transactions that would require disclosure under Item 404 of Regulation S-K. Compensation arrangements between our directors and named executive officers are described in the section entitled “Executive Officer and Director Compensation.”

Policies and Procedures for Related Party Transactions

On October 5, 2023, the Company adopted a written Related Person Transaction Policy. This policy applies to any transaction in which the Company and a director, a director’s nominee, an executive officer, any beneficial owner of at least 5% of the shares of common stock or an immediate family member of any of the foregoing are a party, and the amount involved exceeds $120,000. The policy provides that the board of directors must review the details of such transaction and approve it. If a related person transaction was not approved prior to its execution, the board of directors must either ratify the transaction or rescind it. The board of directors considers all information that it deems relevant when evaluating the transaction, including, but not limited to, the extent of the related person’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.

Proposal No. 1

ELECTION OF CLASS II DIRECTORS

On October 1, 2025, as recommended by the independent members of the board of directors, Dr. George Anastassov and Robert Clark were nominated for election at the Annual Meeting. The board of directors currently consists of five members, classified into three classes as follows: Dr. George Anastassov and Robert Clark constitute a class with a term ending at the Annual Meeting; Joel Latham and Troy Valentine constitute a class with a term ending at the 2026 annual meeting of stockholders; and Peter Widdows solely constitutes a class with a term ending at the 2027 annual meeting of stockholders. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

The board of directors, as recommended by the independent members of the board of directors, has voted to nominate Dr. George Anastassov and Robert Clark for election at the Annual Meeting for a term of three years to serve until the 2028 annual meeting of stockholders, and until their respective successors have been elected and qualified, subject to their earlier death, resignation, disqualification or removal. The Class III directors (Joel Latham and Troy Valentine) and the Class I director (Peter Widdows) will serve until the annual meetings of stockholders to be held in 2026 and 2027, respectively, and until their respective successors have been elected and qualified, subject to their earlier death, resignation, disqualification or removal.

Unless authority to vote for Dr. George Anastassov and Robert Clark is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Dr. George Anastassov and Robert Clark as Class II directors. In the event that Dr. Anastassov or Mr. Clark become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the board of directors may recommend in his place. We have no reason to believe that Dr. Anastassov or Mr. Clark will be unable or unwilling to serve as a director.

A plurality of the shares voted FOR each nominee at the Annual Meeting is required to elect each nominee as director.

THE board of directors Recommends The Election Of DR. GEORGE ANASTASSOV AND ROBERT CLARK As CLASS II DirectorS, And Proxies Solicited By THE board of directors Will Be Voted In Favor Thereof Unless A Stockholder Has Indicated Otherwise On The Proxy.

Proposal No. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed Grant Thornton Audit Pty Ltd, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending June 30, 2026. Grant Thornton has served as our independent registered public accounting firm since November 2023. The board of directors proposes that the stockholders ratify this appointment. Grant Thornton audited our financial statements for the fiscal years ended June 30, 2024 and 2025. We expect that representatives of Grant Thornton will be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

In deciding to appoint Grant Thornton, the audit committee reviewed auditor independence issues and existing commercial relationships with Grant Thornton and concluded that Grant Thornton has no commercial relationship with the Company that would impair its independence for the fiscal year ending June 30, 2026.

The following table presents fees for professional audit services rendered by Grant Thornton for the audit of our annual financial statements for the years ended June 30, 2025 and 2024 and fees billed for other services rendered by Grant Thornton during those periods, as applicable.

	Fiscal Year ended June 30, 2025	Fiscal Year ended June 30, 2024(2)
Audit Fees(1)	$307,852	$423,506
Audited-Related Fees(3)	—	—
Tax Fees(4)	—	—
All Other Fees(5)	—	—
Total	$307,852	$423,506

(1)	Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits. The amounts disclosed were paid in Australian dollars and then converted to U.S. dollars for purposes of reporting using an exchange rate at June 30 of the relevant fiscal year, as published by the Reserve Bank of Australia.
(2)	The audit fees paid to Grant Thornton relate to the auditing of the fiscal years ended June 30, 2024, 2023 and 2022.
(3)	Audit-related fees consisted principally of fees related to the annual audit and the quarterly reviews, but outside the scope of the audit committee approved audit and agreed upon procedure.
(4)	Tax fees consist principally of assistance with matters related to tax compliance and reporting, tax advice, and tax planning.
(5)	All other fees consist principally of all other permissible work performed by Grant Thornton that does not meet the above category descriptions.

The percentage of services set forth above in the categories audit related fees, tax fees, and all other fees, that were approved by the audit committee pursuant to Rule 2-01(c)(7)(i)(C) (relating to the approval of a de minimis amount of non-audit services after the fact but before completion of the audit), was 0%.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the audit committee for approval.

1.	Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.	Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.	Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and include fees in the areas of tax compliance, tax planning, and tax advice.

4.	Other Fees are those associated with services not captured in the other categories. We generally do not request such services from our independent registered public accounting firm.

Prior to engagement, the audit committee pre-approves these services by category of service. The fees are budgeted and the audit committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging our independent registered public accounting firm.

The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of Grant Thornton as our independent registered public accounting firm, the audit committee will reconsider its appointment.

The affirmative vote of at least a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter is required to ratify the appointment of the independent registered public accounting firm.

THE board of directors Recommends A Vote To Ratify The Appointment Of GRANT THORNTON As Our Independent Registered Public Accounting Firm, And Proxies Solicited By THE board of directors Will Be Voted In Favor Of Such Ratification Unless A Stockholder Indicates Otherwise On The Proxy.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our directors and employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted on our website at www.incannex.com and will be made available to stockholders without charge, upon request, in writing to the Secretary at Incannex Healthcare Inc., Rialto South Tower Level 23, 525 Collins Street Melbourne VIC 3008 Australia. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive officer or principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of Nasdaq.

OTHER MATTERS

Our board of directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

SEC rules permit stockholders to submit proposals to be included in our materials if the stockholder and the proposal satisfy the requirements specified in Rule 14a-8 of the Exchange Act. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2026 Annual Meeting pursuant to Rule 14a-8, the proposal must be delivered to our principal executive offices as provided below on or before July 3, 2026 (the date that is not less than 120 calendar days before the one-year anniversary of the date this proxy statement is released to our stockholders in connection with the Annual Meeting), provided, however, that in the event that we hold the 2026 Annual Meeting more than 30 days before or after the one-year anniversary of the date of the Annual Meeting, we will disclose the new deadline by which stockholder proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders.

Pursuant to our bylaws, for a proposal to be considered for presentation at the 2026 Annual Meeting, the written notice must be delivered to our Corporate Secretary at the address of our principal executive offices as provided below no earlier than the close of business on August 20, 2026 (the date that is the 120th day prior to the first anniversary of the Annual Meeting) and no later than the close of business on September 19, 2026 (the date that is the 90th day prior to the first anniversary of the Annual Meeting). However, if the date of the 2026 Annual Meeting is more than 30 days prior to or more than 60 days after the first anniversary of the Annual Meeting, then to be timely, notice by the stockholder must be delivered to our Corporate Secretary at our principal executive offices below not earlier than the close of business on the 120th day prior to the 2026 Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to the 2026 Annual Meeting or (ii) the 10th day following the date on which public announcement of the date of the 2026 Annual Meeting is first made by the Company.

Our bylaws also specify the procedures for stockholders to nominate persons for election as members of our Board of Directors, in addition to the procedures set forth in Rule 14a-19 as promulgated under the Exchange Act as described below. To be timely, written notice of such nominations containing the information specified in our bylaws must be delivered to our Corporate Secretary at the address of our principal executive offices below no earlier than the close of business on August 20, 2026 (the date that is the 120th day prior to the first anniversary of the Annual Meeting) and no later than the close of business on September 19, 2026 (the date that is the 90th day prior to the first anniversary of the Annual Meeting). However, if the date of the 2026 Annual Meeting is more than 30 days prior to or more than 60 days after the first anniversary of the Annual Meeting, then to be timely, notice by the stockholder must be delivered to our Corporate Secretary at our principal executive offices below not earlier than the close of business on the 120th day prior to the 2026 Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to the 2026 Annual Meeting or (ii) the 10th day following the date on which public announcement of the date of the 2026 Annual Meeting is first made by the Company.

Rule 14a-19 also requires, among other things, that any stockholder who intends to solicit proxies in support of director nominees other than our director nominees must provide us with written notice as further described in the rule. To be timely for the 2026 Annual Meeting under Rule 14a-19, such notice must contain the information required by Rule 14a-19 and be postmarked or transmitted electronically to our principal executive offices as provided below no later than October 19, 2026 (a date that is no later than 60 calendar days prior to the anniversary of date of the Annual Meeting); provided, however that, if the date of the 2026 Annual Meeting has changed by more than 30 calendar days from the date of the Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2026 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by us.

Proposals that are not received in a timely manner will not be voted on at the 2026 Annual Meeting. Nominations of persons for election to our Board of Directors must be made in accordance with our bylaws, in accordance with Rule 14a-19 and as otherwise permitted by law. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of:

Corporate Secretary, Incannex Healthcare Inc.

Rialto South Tower

Level 23, 525 Collins Street

Melbourne VIC 3008
Australia

Proposals — The Board of Directors recommends a vote FOR each nominee and FOR Proposal 2. A 047AHC Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. B Annual Meeting Proxy Card 1234 5678 9012 345 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ხ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ხ 2 1 B V 1. Election of two Class II Directors for three - year terms expiring in 2028: For Withhold 01 - Dr. George Anastassov 02 - Robert Clark For Withhold For Against Abstain 2. Ratification of the appointment of Grant Thornton Audit Pty Ltd. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026. MMMMMMMMMMMM MMMMMMMMM 6 6 6 5 4 4 If no electronic voting, delete QR code and control # 000001 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T MMMMMMM Online Go to www.investorvote.com/IXHL or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1 - 800 - 652 - VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/IXHL Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/IXHL Proxy — Incannex Healthcare Inc. Incannex Healthcare Inc. Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — December 18, 2025 The undersigned, revoking any previous proxies relating to these shares, hereby appoints Joel Latham and Joseph Swan, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Incannex Healthcare Inc . registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2025 Annual Meeting of Stockholders, to be held at 10 : 00 AM Gulf Standard Time on Thursday, December 18 , 2025 , and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting . Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy . This Proxy, when executed, will be voted in the manner directed herein . If you do not specify below how you want your shares to be voted, this Proxy will be voted FOR the election of each nominee and FOR Proposal 2 . In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting . (Items to be voted appear on reverse side) Non - Voting Items C ხ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ხ Change of Address — Please print new address below. Comments — Please print your comments below. Important notice regarding the Internet availability of proxy materials for the 2025 Annual Meeting of Stockholders. The materials are available at: www.investorvote.com/IXHL 2025 Annual Meeting of Incannex Healthcare Inc. Stockholders December 18, 2025, at 10:00 am Gulf Standard Time, both virtually via the Internet at www.meetnow.global/MD59M9U and in person at Business Hub, Al Fattan Tower, 2nd Floor, Jumeirah Beach Residence, Dubai, UAE. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.